UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 5, 2012

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On March 5, 2012, CARBO Ceramics Inc. (the “Company”) entered into a first amendment (“Amendment No. 1”) to its Credit Agreement, dated July 29, 2010 (as so amended, the “Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent, issuing lender and swing line lender, and the financial institutions party thereto.

In summary, Amendment No. 1 (i) extends the maturity date of the Credit Agreement from January 29, 2013 to July 29, 2013, (ii) increases the size of the Company’s revolving credit facility from $10 million to $25 million and (iii) makes other administrative changes to certain covenants and provisions of the Credit Agreement.

The foregoing description of Amendment No. 1 is a summary and is qualified in its entirety by reference to Amendment No. 1, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1, dated as of March 5, 2012, among CARBO Ceramics Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swing line lender, and the lenders named therein. (Does not include the schedules and exhibits to this document. These schedules and exhibits will be provided to the Securities and Exchange Commission upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.

Date: March 6, 2012	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and
Chief Financial Officer